EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  HOWTEK, INC.

            --------------------------------------------------------
            Adopted in accordance with the provisions of Section 242
             of the General Corporation Law of the State of Delaware
            --------------------------------------------------------

            THE UNDERSIGNED, being a duly authorized officer of Howtek, Inc., a corporation existing under the laws of the State of Delaware (the
"Corporation"), does hereby certify as follows:

            FIRST: That the Certificate of Incorporation of the Corporation has been amended as follows by striking out the first sentence of Article FOURTH as it now exists and inserting in lieu and instead thereof a new first sentence of Article FOURTH, reading as follows:

                  "The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty One Million (51,000,000), of which Fifty Million (50,000,000) shares shall be Common Stock, par value $.01 per share ("Common Stock"), and One Million (1,000,000) shares shall be Preferred Stock, par value $.01 per share ("Preferred Stock")."

            SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders. IN WITNESS WHEREOF, the undersigned has executed this Certificate this 28th day of June, 2002.


                                        /s/ W. Scott Parr
                                        ------------------------
                                        Name:  W. Scott Parr
                                        Title: President and CEO

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  HOWTEK, INC.

            THE UNDERSIGNED, being a duly authorized officer of Howtek, Inc., a corporation existing under the laws of the State of Delaware (the
"Corporation"), does hereby certify as follows:

            1. That the Certificate of Incorporation of the Corporation has been amended as follows by striking out Article FIRST as it now exists and inserting in lieu and instead thereof a new Article FIRST reading as follows:

            "FIRST: The name of the Corporation is:

            icad, inc."

            2. That the Certificate of Incorporation of the Corporation has been further amended as follows by inserting a new Article TENTH reading as follows:

            "TENTH: 1. Indemnification.

            The Corporation shall, and does hereby, indemnify to the fullest extent permitted or authorized by the Delaware General Corporation Law or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than permitted prior thereto), each person (including the current and future heirs, beneficiaries, personal representatives and estate of such person) who was or is a party, or is threatened to be made a party, or was or is a witness, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") and whether the basis of such Proceeding is an allegation of an action in an official capacity of such person related to the Corporation or any other capacity while such person is serving as an officer, director, employee or agent of the Corporation, against any liability (which for purposes of this Article shall include any judgment, settlement, penalty or fine) or cost, charge or expense (including attorneys' fees) asserted against him or incurred by him by reason of the fact that such indemnified person (1) is or was a director, officer or employee of the

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Corporation or (2) is or was an agent of the Corporation as to whom the
Corporation, by action of its Board of Directors, has agreed to grant such indemnity or (3) is or was serving, at the request of the Corporation, as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of any employee benefit plan) or (4) is or was serving as an agent of such other corporation, partnership, joint venture, trust or other enterprise described in clause (3) hereof as to whom the Corporation, by action of its Board of Directors, has agreed to grant such indemnity. Each director, officer, employee or agent of the Corporation to whom indemnification rights under this Section 1 of this Article have been granted shall be referred to as an "Indemnified Person."

            Notwithstanding the foregoing, except as specified in Section 3 of this Article, the Corporation shall not be required to indemnify an Indemnified Person in connection with a Proceeding (or any part thereof) initiated by such Indemnified Person, unless such authorization for such Proceeding (or any part thereof) was not denied by the Board of Directors of the Corporation prior to sixty (60) days after receipt of notice thereof from such Indemnified Person stating his intent to initiate such Proceeding and any such indemnification shall be made only upon such terms and conditions as the Board of Directors may deem appropriate.

            2. Advance of Costs, Charges and Expenses.

            Costs, charges and expenses (including attorneys' fees) incurred by an officer, director, employee or agent who is an Indemnified Person in defending a Proceeding shall be paid by the Corporation to the fullest extent permitted or authorized by the Delaware General Corporation Law or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but, in the case of any such future amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader rights to advance costs, charges and expenses than permitted prior thereto), in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the Indemnified Person to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision that such person is not entitled to be indemnified by the Corporation as authorized in this Article and upon such other terms and conditions, in the case of an agent as to whom the Corporation has agreed to grant such indemnity, as the Board of Directors may deem appropriate. The Corporation may, upon approval of the Indemnified Person, authorize the Corporation's counsel to represent such person in any Proceeding, whether or not the Corporation is a party to such

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Proceeding. Such authorization may be made by the Board of Directors by majority vote, including directors who are parties to such Proceeding.

            3. Procedure for Indemnification.

            Any indemnification or advance under this Article shall be made promptly and in any event within sixty (60) days upon the written request of the Indemnified Person (except in the case of a claim for an advancement of costs, charges or expenses, in which case the applicable period shall be twenty (20)
days). The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnified Person in any court of competent jurisdiction if the Corporation denies such request under this Article, in whole or in part, or if no disposition thereof is made within sixty (60) days or twenty (20) days, as may be applicable. Such Indemnified Person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advancement of costs, charges or expenses, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action that the claimant has not met the standard of conduct, if any, required by the Delaware General Corporation Law or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but, in the case of any such future amendment or interpretation, only to the extent that such amendment or interpretation does not impose a more stringent standard of conduct than permitted prior thereto), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant or advancement for the claimant is proper in the circumstances because he has met the applicable standard of conduct, if any, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

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            4. Non-Exclusivity; Survival of Indemnification.

            The indemnification and advancement provided by this Article shall not be deemed exclusive of any other rights to which those Indemnified Persons may be entitled under any agreement, vote of stockholders or disinterested directors or recommendation of counsel or otherwise, both as to actions in such person's official capacity and as to actions in any other capacity while holding such office or position, and shall continue as to an Indemnified Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, beneficiaries, personal representatives and the estate of such person. All rights to indemnification and advancement under this Article shall be deemed to be a contract between the Corporation and each Indemnified Person who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such Indemnified Person, or the obligations of the Corporation arising hereunder, for claims relating to matters occurring prior to such repeal or modification.

            5. Savings Clause.

            If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance costs to each Indemnified Person as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any Proceeding, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and as permitted by the Delaware General Corporation Law."

            3. That the Certificate of Incorporation of the Corporation has been further amended as follows by inserting a new Article ELEVENTH reading as follows:

            "ELEVENTH: 1. The number of directors comprising the Board of Directors shall be such number as may be from time to time fixed by resolution of the Board of Directors. The directors shall be classified in respect to the time for which they shall severally hold office, by dividing them into three classes. The number of directors in each class shall be as nearly equal as possible. At each annual election, any vacancy in any class may be filled and the successors to the directors of the class whose terms shall expire in that year shall be

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elected to hold office for the term of three years, and the term of office of one class of directors shall expire in each year. In the event the number of directors is increased, election may be made to a class of directors with terms expiring in three years or less in order to maintain proportionate equality between the classes.

            2. The directors shall be elected by the holders of shares of stock of the Corporation entitled to vote on the election of directors, and directors shall be elected by a plurality vote. The directors shall be divided into three classes, designated as Class I, Class II and Class III as set forth in Section 1 of this Article ELEVENTH. The Class I directors shall serve until the annual meeting of stockholders held in 2003, the Class II directors until the annual meeting of stockholders held in 2004, and the Class III directors until the annual meeting of stockholders held in 2005 and, in each case, until their successor(s) are duly elected and qualified. At each annual meeting of stockholders commencing with the annual meeting to be held during the calendar year 2003 each of the successors to the Directors of the Class whose term shall have expired that year shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until the successor shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

Dated: June 28, 2002

                                        HOWTEK, INC.


                                        By: /s/ W. Scott Parr
                                        ------------------------
                                            Name: W. Scott Parr
                                            Title: President and CEO